Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Director of Lumera Corporation (the “Company”) hereby constitutes and appoints PETER J. BIERE his or her true and lawful attorneys-in-fact and agent, with full power of substitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agent may deem necessary or advisable or may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned in the capacity of Director of the Company to the 2004 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2004 Annual Report, including any amendments or supplements thereto.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of March, 2005.

/s/ WILLIAM A. OWENS